Exhibit 99.1
4Q23 Earnings Conference Call January 26, 2024

Safe Harbor Statement 2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

▪ NIM Improvement – GAAP and Core NIM expanded 7 bps and 18 bps, QoQ, respectively in 4Q23 ▪ Expanding Loan Yields – GAAP and Core Loan yields increased 20 bps and 33 bps QoQ in 4Q23 ▪ Low Office Exposure – Manhattan office buildings are minimal at 0.6% of net loans ▪ Ample Liquidity Sources – $4.1 billion of undrawn lines and resources 3 Quarter Features

▪ Over the past year, we have largely moved to interest rate neutral to position the Company for any rate movements ▪ Manhattan office buildings exposure is only 0.6% of net loans Balance Sheet Positioning Has Changed, But Credit Quality Has Remained Strong Percentage Change to Net Interest Income from Base Case Based on a 100 bps Shock in Rates 1 Based on most recent disclosure; Peers include: BKU, DCOM, FLIC, HNVR, NFBK, NYCB, PFS, and VLY 4 Office Loans as a Percent of Total Loans1 -7.31% -5.92% -3.17% -2.97% -2.62% 3.64% 3.00% 0.48% -0.03% -0.07% 4Q22 1Q23 2Q23 3Q23 4Q23 Increase in Rates of 100 bps Decrease in Rates of 100 bps 2.5% 3.7% 4.0% 4.5% 5.0% 5.6% 7.1% 7.5% 7.6% Peer 1 FFIC Peer 2 Peer 3 Peer 4 Peer 4 Peer 6 Peer 7 Peer 8

5 Areas of Focus for Long-term Success Areas of Focus Increase NIM and Reduce Volatility • GAAP and Core NIM improved 7 bps and 18 bps QoQ, respectively, in 4Q23 • NIM improved 5 bps QoQ to 2.14%, absent episodic1 items • Largely achieved the goal of becoming interest rate neutral to 100 bps change in rates • Approximately 25% of the loan portfolio consists of floating rate loans (including interest rate hedges) • Average noninterest bearing increased 2.5% QoQ and total 12.7% of average total deposits Maintain Credit Discipline • Approximately 89% of the loan portfolio is collateralized by real estate with an average loan to value less than 36% • Weighted average debt service coverage ratio is approximately 1.8x for multifamily and investor commercial real estate loans • NPAs are a low 54 bps of assets and criticized and classified loans are 1.11% of loans • Manhattan office buildings are minimal at 0.6% of net loans Preserve Strong Liquidity and Capital • The Company maintains ample liquidity with $4.1 billion of undrawn lines and resources • Uninsured deposits were 30% of total deposits, while uninsured and uncollateralized deposits were 17% of total deposits • Total average deposits increased 3.1% YoY and 0.9% QoQ • Checking account openings were down 6.6% YoY in 4Q23, but were up 5.7% in 2023 • Tangible Common Equity to Tangible Assets improved to 7.64% QoQ • Leverage ratio was stable at 8.47% Bend the Expense Curve • GAAP noninterest expense to average assets was 1.90% in 4Q23 compared to 1.58% in 4Q22 and 1.71% in 3Q23 • 4Q23 noninterest expenses was impacted by increasing DDA balances and strong loan production • 1Q24 seasonal expense are expected to be less than half of the $4.1 million record in 1Q23 1 Episodic items include prepayment penalty income, customer swap termination fees, net reversals and recoveries of interest from nonaccrual loans, net gains and losses from fair value adjustments on qualifying hedges, and purchase accounting accretion

Loans Secured by Real Estate Have an Average LTV of ~36% Manhattan Office Buildings are Approximately 0.6% of Net Loans Data as of December 31, 2023 39% 10% 11% 8% 8% 6% 5% 3% 2%2% 2%1%1% 1% 1 % Multifamily: 39.0% Non Real Estate: 11.0% Owner Occupied CRE: 10.0% One-to-four family - Mixed Use: 8.0% General Commercial: 8.0% CRE - Strip Mall: 6.0% CRE - Shopping Center: 5.0% One-to-four family - Residential: 3.0% CRE - Single Tenant: 2.0% Industrial: 2.0% Office - Multi Tenant: 2.0% Health Care/Medical Use: 1.0% Commercial Special Use: 1.0% Construction: 1.0% Office - Single Tenant: 1.0% $6.9B Total Portfolio 89% Real Estate Based 6

Multifamily Lending –Conservative Lending Standards; Minimal Losses Our Lending Looks More Like This Generally, Not Like This 7 1 As of June 30, 2023 ▪ Average loan size is only $1.2 million ▪ Strong sponsorship with weighted average equity of 56% ▪ Weighted average debt service coverage ratio is 1.8x ▪ The average monthly rent in our portfolio is approximately $1,645 compared to $3,082 for market rents ▪ ~65% of the Multifamily loan portfolio contains rent regulated units1

Office CRE – Most of the Loans Are Outside of Manhattan Our Lending Looks More Like This Not Like This 8 50 Hudson Years, Photo by Michael Young ▪ Average loan size is $3.3 million ▪ Weighted average LTV of 50% and a weighted average debt service coverage ratio of 1.8x ▪ No office loans are nonaccrual and about 26% of the portfolio will have upward rate adjustments through 2024 given today’s interest rates ▪ Minimal exposure to Manhattan office buildings; over one third is medical

9 Retail CRE: Essential to Local Communities Our Lending Looks More Like This Generally, Not Like This ▪ $0.9B portfolio with 42% located in Queens, Brooklyn, and the Bronx ▪ We tend to lend to shopping centers and strip malls versus larger malls ▪ Our average retail CRE loan is $2.4MM with average seasoning over 6 years ▪ Weighted average LTV1 of 53% with one loan of $0.9MM having an LTV over 75% ▪ Weighted average debt service coverage ratio is ~1.86x2 ▪ No delinquent loans and only 1% of this portfolio is on the watchlist ▪ Approximately 16% of this portfolio will mature or reprice in 2024 1 LTVs are based on value at origination 2 Based on most recent Annual Loan Review Data as of June 30, 2023

▪ Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality ▪ Average LTVs on the Real Estate portfolio is less than 36%4 – Only $12.6MM of real estate loans (0.2% of gross loans) with an LTV of 75% or more4 Net Charge-offs Significantly Better Than the Industry; Strong DSR NCOs / Average Loans1 1 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” through September 30, 2023 2 Based on most recent Annual Loan Review 3 Based upon a sample size of 89% of loans adjusting between 2023 and 2025 with no increase in rents or total income 4 Based on appraised value at origination 10 Noncurrent Loans / Loans -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 FFIC Industry 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 0.00% 20.00% 40.00% 60.00% 80.00% 100. 0% 120. 0% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 FFIC Industry Weighted average debt service ratios (DSR) for Multifamily and Investor CRE portfolios at ~1.8x2 - 200 bps shock increase in rates produces a weighted average DSR of ~1.33x3 - 10% increase in operating expense yields a weighted average DSR of ~1.59x3 - 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DSR ~1.193 - In all scenarios, weighted average LTV is less than 50%3

0.63% 0.50% 0.47% 0.45% 0.54% 0.29% 0.32% 0.34% 0.40% 0 .0 0% 0 .1 0% 0 .2 0% 0 .3 0% 0 .4 0% 0 .5 0% 0 .6 0% 0 .7 0% 0 .8 0% 0 .9 0% 1 .0 0% 4Q22 1Q23 2Q23 3Q23 4Q23 FFIC Peer Median* 11 Continued Strong Credit Quality NPAs / Assets Criticized and Classified Loans / Gross Loans ACL / Gross Loans & ACL / NPLs ACL by Loan Segment (4Q23) $2,658 $1,958 $530 $220 $59 $20 $1,453 0.39% 0.44% 0.30% 0.31% 0.27% 8.05% 1.17% -70.00% -60.00% -50.00% -40.00% -30.00% -20.00% -10.00% 0.00% 10.00% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans 51.7% LTV on 4Q23 NPAs Peer data through 3Q23; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY 124.9% 182.9% 207.1% 225.4% 159.5% 0.58% 0.56% 0.57% 0.57% 0.58% 0% 0% 0% 1% 1% 1% 1% 1% 2% 2% 2% 0% 5 0% 1 00% 1 50% 2 00% 2 50% 4Q22 1Q23 2Q23 3Q23 4Q23 ACLs / NPLs ACLs / Loans 0.98% 0.84% 0.71% 1.08% 1.11% 2.42% 1.83% 1.60% 1.72% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 4Q22 1Q23 2Q23 3Q23 4Q23 FFIC Peer Median*

GAAP & Core NIM Expand QoQ; Closing vs Satisfaction Yields Widen 12 GAAP NIM FTE 2.70% 2.27% 2.18% 2.22% 2.29% See Appendix for definitions of Core NII FTE, Core NIM, and Core Loan Yields (1) Closings and Satisfactions Yields exclude PPP loans Closings vs Satisfaction Yields1 6.10% 7.01% 7.14% 7.48% 7.69% 5.63% 5.88% 5.68% 5.93% 6.12% 0.47% 1.13% 1.46% 1.55% 1.57% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 4Q22 1Q23 2Q23 3Q23 4Q23 Closings Yield Satisfaction Yield Spread $53.0 $45.0 $43.3 $42.8 $46.6 2.63% 2.25% 2.17% 2.13% 2.31% 4.63% 4.80% 4.99% 5.26% 5.59% 1.63% 2.30% 2.68% 2.94% 3.10% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 4Q22 1Q23 2Q23 3Q23 4Q23 Core NII FTE Core NIM FTE Core Loan Yields Core Deposit Yield Net Interest Income and NIM ($MM)

13 Interest Rate Hedges Provide Income and Reduce Rate Sensitivity Swap Type Notional ($MM) 2023 Avg Bal ($MM) 2023 Yield with Swaps 2023 Yield Without Swaps Net Benefit Investments $200.0 $993.9 3.84% 3.55% 0.29% Loans $702.5 $6,845.3 5.19% 4.94% 0.25% Funding $776.8 $7,629.5 2.91% 3.25% 0.34% Total Interest Rate Hedges1 $1,679.3 2.56% ▪ The addition of swaps and more emphasis on floating rate assets has reduced the liability sensitive rate position ▪ The swaps were added as the Fed increased rates to both enhance the yield on longer term assets and to reduce the cost of funding ▪ The $1.7 billion of total interest rate hedges has annualized net interest income of $42.9MM or an effective annualized yield of 2.56% as of December 31, 2023 ▪ The effective yield will expand if the Fed raises rates or compress if the Fed cuts rates ▪ Only $51 million of funding hedges are due to mature in 2024 at a weighted average rate of 1.32% and will largely be replaced with $50 million of forward starting funding hedges at a rate of 0.80% 1 Annualized; Does not include $721.0MM of customer back-to-back loan swaps and $50MM of forward starting funding swaps that become effective in 2024

14.7% 13.2% 12.3% 12.5% 12.7% 29.5% 28.9% 29.4% 28.0% 26.8% 2.2% 2.0% 1.8% 1.7% 1.6% 32.2% 30.2% 25.4% 23.2% 23.6% 20.2% 24.7% 29.7% 33.6% 34.0% 1.2% 1.0% 1.4% 1.0% 1.3% $6,678 $6,810 $6,900 $6,819 $6,884 0 1 00 0 2 00 0 3 00 0 4 00 0 5 00 0 6 00 0 7 00 0 8 00 0 4Q22 1Q23 2Q23 3Q23 4Q23 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Average Total Deposits Expand YoY; Pace of Deposit Costs Increase Slows 14 Total Average Deposits ($MM) ▪ Average total deposits increased 3.1% YoY and 0.9% QoQ with QoQ growth in noninterest bearing, money market, and CDs ▪ Average noninterest bearing deposits are 12.7% of average total deposits, down from 14.7% a year ago ▪ 4Q23 checking account openings down 6.6% YoY, but up 5.7% for the year Average Noninterest Bearing Deposits ($MM) Deposit Costs 1.63% 2.29% 2.68% 2.94% 3.10% $979.8 $896.5 $849.7 $851.7 $873.3 - 100 100 300 500 700 900 1100 1300 4Q22 1Q23 2Q23 3Q23 4Q23

15 CDs Continue to Reprice ▪ CDs have a weighted average rate of 4.10%1 as of December 31, 2023 ▪ Approximately 93%1 of the CD portfolio will mature within one year – $408.6 million in 1Q24 at 3.20%1 – $448.2 million in 2Q24 at 4.12% – $579.4 million in 3Q24 at 4.89% – $87.5 million in 4Q24 at 3.75% ▪ Historically, we retain a high percentage of maturing CDs ▪ Current CD rates are approximately 5.00%-5.45% Total CDs of $2.3 Billion; Repricing Dates with Weighted Average Rate1 1 Excludes $680MM of CDs with interest rate hedges 3.20% 4.12% 4.89% 3.75% 3.48% 1Q24 2Q24 3Q24 4Q24 Later

▪ Floating rate loans include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; Including interest rate hedges of $500MM, $1.7B or ~25% of the loan portfolio is effectively floating rate ▪ Through 2025, loans to reprice ~170-210 bps higher assuming index values as of December 31, 2023 ▪ ~18% of loans reprice (~25% including all loan portfolio hedges) with every Fed move and an additional 10-15% reprice annually $1,251 $744 $745 $765 7.43% 4.68% 4.17% 4.35% 7.50% 6.42% 6.25% 6.34% - 20 0 40 0 60 0 80 0 1,0 00 1,2 00 1,4 00 Floating 2024 2025 2026 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate Effective Floating Rate Loans Rise are ~25% of the Loan Portfolio; Significant Repricing to Occur Through 2026 16 Loan Repricing ($MM) + 174 bps + 208 bps + 199 bps

$22.97 $22.80 $23.14 $23.06 $23.21 10.52% 10.36% 10.36% 10.14% 10.25% 8.61% 8.56% 8.54% 8.51% 8.47% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 $24. 00 4Q22 1Q23 2Q23 3Q23 4Q23 Book Value Per Share CET1 Ratio Leverage Ratio Book Value and Tangible Book Value Per Share Grow YoY and QoQ 17 38,815 Shares Repurchased in 4Q23 at an Average Price of $15.08 (33% discount to TBV/share) 1.0% YoY Book Value Per Share Growth 1.0% YoY Increase in Tangible Book Value Per Share $22.31 $22.14 $22.47 $22.39 $22.54 7.82% 7.72% 7.70% 7.56% 7.64% 6.90% 7.10% 7.30% 7.50% 7.70% 7.90% 8.10% 8.30% 8.50% 8.70% $15. 00 $16. 00 $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 4Q22 1Q23 2Q23 3Q23 4Q23 Tangible Book Value Per Share Tangible Common Equity/Tangible Assets

Strong Asian Banking Market Focus 19% of Total Deposits $41B Deposit Market Potential (~3% Market Share1 ) 9.8% FFIC 5 Year Asian Market CAGR vs 3.3%1 for the Comparable Asian Markets Asian Communities – Total Loans $759MM and Deposits $1.3B Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area Growth Aided by the Asian Advisory Board Sponsorships of Cultural Activities Support New and Existing Opportunities 1 As of June 30, 2023; Latest FDIC Data One Third of branches are in Asian markets 18

▪ Hosted ribbon-cutting ceremony at Bensonhurst Branch ▪ Trunk or Treat at the Hauppauge Branch ▪ Toys for Tots in Chinatown 19 Key Community Events During 4Q23

Digital Banking Usage Continues to Increase

20%
Increase in Monthly Mobile Deposit Active Users
Dec. 2023 YoY

~33,500
Users with Active Online Banking Status
21%
Dec. 2023 YoY Growth

12%
Digital Banking Enrollment
Dec. 2023 YoY Growth

Internet Banks
iGObanking and BankPurely national deposit gathering platforms
~3% of Average Deposits in Dec. 2023

Numerated
Small Business Lending Platform
$18.5MM of Commitments in 2023

~10,800
Zelle® Transactions
~$3.8MM
Zelle Dollar Transactions in Dec. 2023

Technology Enhancements Remain a Priority to Grow Customer Base and Increase Engagement

FFIC FLUSHING Financial Corporation
20

▪ Balance Sheet – Expect stable loans – Focused on improving funding mix; expect normal seasonal funding patterns ▪ Net Interest Income – Expect near term NIM pressure largely from CD repricing; loan repricing is a potential offset – $1.5 billion of retail CDs to mature in 2024 at a weighted average rate of 4.14% – Scheduled $744 million of loans to reprice in 2024 at 174 bps higher – Expect NIM expansion (longer term), after a lag, assuming no Fed rate increases ▪ Noninterest Income – Approximately $46.6MM of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter these loans close – Other fee income expected to normalize from 4Q23 levels ▪ Noninterest Expense – 2024 Core noninterest expense expected to rise low to mid single digits from the 2023 base of $151.4 million – 1Q24 Core noninterest expense to include seasonal expenses that less than half of the $4.1 million reported in 1Q23 ▪ Effective Tax Rate – Expecting mid 20s% for 2024 21 Outlook

22 ▪ Shifting Areas of Focus – Building a stronger base to set the foundation for improve profitability – Controlling what we can • Increase in Core NIM, even without prepayment penalty and other episodic income • Well secured and low risk loan portfolio • Strong liquidity and capital • Bending the expense curve ▪ Remain cautious on the environment – Slight Core NIM compression possible near term – Cost of deposits continues to increase – Loans continue to reprice – Focused on floating rate and back-to-back swap loans – Solid Capital ratios Key Takeaways – Incremental Improve; Challenging Environment

Appendix 23

4Q23 Financial Highlights

($ in 000s, except for EPS)

Reported Results	4Q23	3Q23	4Q22
Net Interest Income	$46,085	$44,427	$54,201
Provision (Benefit) for Credit Losse	998	596	(12)
Noninterest Income (Loss)	7,402	3,309	(7,652)
Noninterest Expense	40,735	36,388	33,742
Income Before Income Taxes	11,754	10,752	12,819
Provision for Income Taxes	3,655	2,917	2,570
Net Income	8,099	7,835	10,249
Diluted EPS	$0.27	$0.26	$0.34
NIM FTE	2.29 %	2.22 %	2.70 %

Core[1] Results	4Q23	3Q23	4Q22
Net Interest Income	$46,496	$42,732	$52,923
Provision (Benefit) for Credit Losse	998	596	(12)
Noninterest Income (Loss)	5,799	4,532	3,528
Noninterest Expense	40,103	36,278	33,619
Income Before Income Taxes	11,194	10,390	22,844
Provision for Income Taxes	3,648	2,819	5,445
Net Income	7,546	7,571	17,399
Diluted EPS	$0.25	$0.25	$0.57
NIM FTE	2.31 %	2.13 %	2.63 %

- Net Interest Income includes $3MM of episodic items[2] in 4Q23 compared to $2.4 MM in 4Q22 and $2.6MM in 3Q23
- Noninterest income in 4Q23 includes net realized gains on the sale of assets and other dividends from nonqualified plans that are expected to normalize in future periods.
- Noninterest expense in 4Q23 increased QoQ partially due to increasing DDA balances and strong loan production
- The effective tax rate for 4Q23 of 31.1% is elevated due to the mix preferential tax items and the level of pre-tax income

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings to Core Earnings - Quarters

[2] Episodic items include prepayment penalty income, customer swap termination fees, net reversals and recoveries of interest from nonaccrual loans, net gains and losses from fair value adjustments on qualifying hedges, and purchase accounting accretion

24

Annual Financial Highlights

	2023		2022		2021		2020		2019		2018	
Reported Results												
EPS	$0.96		$2.50		$2.59		$1.18		$1.44		$1.92	
ROAA	0.34	%	0.93	%	1.00	%	0.48	%	0.59	%	0.85	%
ROAE	4.25		11.44		12.60		5.98		7.35		10.30	
NIM FTE	2.24		3.11		3.24		2.85		2.47		2.70	
Core[1] Results												
EPS	$0.83		$2.49		$2.81		$1.70		$1.65		$1.94	
ROAA	0.29	%	0.92	%	1.09	%	0.68	%	0.68	%	0.85	%
ROAE	3.69		11.42		13.68		8.58		8.42		10.39	
NIM FTE	2.21		3.07		3.17		2.87		2.49		2.72	
Credit Quality												
NPAs/Loans & REO	0.67	%	0.77	%	0.23	%	0.31	%	0.24	%	0.29	%
LLRs/Loans	0.58		0.58		0.56		0.67		0.38		0.38	
LLR/NPLs	159.55		124.89		248.66		214.27		164.05		128.87	
NCOs/Average Loans	0.16		0.02		0.05		0.06		0.04		-	
Criticized & Classifieds/Loans	1.11		0.98		0.87		1.07		0.66		0.96	
Capital Ratios												
CET1	10.25	%	10.52	%	10.86	%	9.88	%	10.95	%	10.98	%
Tier 1	10.93		11.25		11.75		10.54		11.77		11.79	
Total Risk-based Capital	14.33		14.69		14.32		12.63		13.62		13.72	
Leverage Ratio	8.47		8.61		8.98		8.38		8.73		8.74	
TCE/TA	7.64		7.82		8.22		7.52		8.05		7.83	
Balance Sheet												
Book Value/Share	$23.21		$22.97		$22.26		$20.11		$20.59		$19.64	
Tangible Book Value/Share	22.54		22.31		21.61		19.45		20.02		19.07	
Dividends/Share	0.88		0.88		0.84		0.84		0.84		0.80	
Average Assets ($B)	8.5		8.3		8.1		7.3		6.9		6.5	
Average Loans ($B)	6.8		6.7		6.6		6.0		5.6		5.3	
Average Deposits ($B)	6.9		6.5		6.4		5.2		5.0		4.7	

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix

FFIC FLUSHING Financial Corporation
25

Over a 28 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $- $0.88 1995 2000 2005 2010 2015 2020 2022 2023 $- $0.83 1995 2000 2005 2010 2015 2020 2022 2023 $0.6 $6.8 1995 2000 2005 2010 2015 2020 2022 2023 $0.3 $6.9 1995 2000 2005 2010 2015 2020 2022 2023 $0.7 $8.5 1995 2000 2005 2010 2015 2020 2022 2023 9% CAGR 12% CAGR 9% CAGR 4% CAGR1 14% CAGR1 $4.86 $22.54 1995 2000 2005 2010 2015 2020 2022 2023 6% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 26 1 Calculated from 1996-2022

Well-Secured Multifamily and CRE Portfolios 27 Underwrite Real Estate Loans with a Cap Rate over 6% in 4Q23 (5%+ Historically) and Stress Test Each Loan Multifamily Geography 15% 30% 21% 18% 16% Bronx Kings Manhattan Queens Other $2.7B Portfolio • Average loan size: $1.2MM • Average monthly rent of $1,645 vs $3,0821 for the market • Weighted average LTV2 is 44% with no loans having an LTV above 75% • Weighted average DCR is ~1.8x3 • Borrowers typically do not sell properties, but refinance to buy more properties • ARMs adjust each 5-year period with terms up to 30 years and comprise 82% of the portfolio; prepayment penalties are reset for each 5-year period • Average loan size: $2.5MM • Weighted average LTV2 is 50% with $0.9MM of loans having an LTV above 75% • Weighted average DCR is ~1.8x3 • Require primary operating accounts • ARMs adjust each 5-year period with terms up to 30 years and comprise 86% of the portfolio Non-Owner Occupied CRE Geography 10% 17% 18% 19% 7% 6% 9% 3% 11% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other $2.0B Portfolio 1 CoStar New York Multifamily Market Report, 1-16-2024 2 LTVs are based on value at origination. 3 Based on most recent Annual Loan Review

28 Well-Diversified Commercial Business Portfolio Commercial Business ▪ Primarily in market lending ▪ Annual sales up to $250MM ▪ Lines of credit and term loans, including owner occupied mortgages ▪ Loans secured by business assets, including account receivables, inventory, equipment, and real estate ▪ Personal guarantees are generally required ▪ Originations are generally $100,000 to $10MM ▪ Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly ▪ Generally not subject to limitations on interest rate increases but have interest rate floors Average loan size of $1.2MM Data as of December 31, 2023 12.0% 11.6% 11.1% 9.2% 8.2% 6.9% 5.6% 5.5% 5.1% 3.6% 3.2% 2.6% 2.5% 2.4% 2.3% 2.1% 1.6% 1.5% 1.5% 1.5% Other : 12.0% Trucking/Vehicle Transport: 11.6% Wholesalers: 11.1% Financing Company: 9.2% Construction/Contractors: 8.2% Professional Services (Excluding Medical): 6.9% Medical Professionals: 5.6% Hotels: 5.5% Manufacturer: 5.1% Automobile Related: 3.6% Apparel: 3.2% Electrical Equipment: 2.6% Restaurants: 2.5% Civic and Social Organizations: 2.4% Real Estate: 2.3% Theaters: 2.1% Retailer: 1.6% Airlines: 1.5% SBA: 1.5% Food Services: 1.5% $1.5B Total Portfolio Real Estate Collateral $708M M

Reconciliation of GAAP Earnings and Core Earnings 29 Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP to CORE Earnings - Quarters

(Dollars in thousands, except per share data)	For the three months ended December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	For the year ended December 31, 2023	December 31, 2022
GAAP income before income taxes	$ 11,754	$ 10,752	$ 11,872	$ 5,455	$ 12,819	$ 39,833	$ 104,852
Net (gain) loss from fair value adjustments (Noninterest income (loss))	(906)	1,246	(294)	(2,619)	622	(2,573)	(5,728)
Net loss on sale of securities (Noninterest income (loss))	—	—	—	—	10,948	—	10,948
Life insurance proceeds (Noninterest income (loss))	(697)	(23)	(561)	—	(286)	(1,281)	(1,822)
Net gain on disposition of assets (Noninterest income (loss))	—	—	—	—	(104)	—	(104)
Net (gain) loss from fair value adjustments on qualifying hedges (Net interest income)	872	(1,348)	205	(100)	(936)	(371)	(775)
Net amortization of purchase accounting adjustments and intangibles (Various)	(355)	(237)	(227)	(188)	(219)	(1,007)	(2,030)
Miscellaneous expense (Professional services)	526	—	—	—	—	526	—
Core income before taxes	11,194	10,390	10,995	2,548	22,844	35,127	105,341
Provision for core income taxes	3,648	2,819	3,083	659	5,445	10,209	28,502
Core net income	$ 7,546	$ 7,571	$ 7,912	$ 1,889	$ 17,399	$ 24,918	$ 76,839
GAAP diluted earnings per common share	$ 0.27	$ 0.26	$ 0.29	$ 0.13	$ 0.34	$ 0.96	$ 2.50
Net (gain) loss from fair value adjustments, net of tax	(0.02)	0.03	(0.01)	(0.06)	0.02	(0.06)	(0.14)
Net loss on sale of securities, net of tax	—	—	—	—	0.27	—	0.26
Life insurance proceeds	(0.02)	—	(0.02)	—	(0.01)	(0.04)	(0.06)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	0.02	(0.03)	—	—	(0.02)	(0.01)	(0.02)
Net amortization of purchase accounting adjustments, net of tax	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.05)
Miscellaneous expense, net of tax	0.01	—	—	—	—	0.01	—
Core diluted earnings per common share[1]	$ 0.25	$ 0.25	$ 0.26	$ 0.06	$ 0.57	$ 0.83	$ 2.49
Core net income, as calculated above	$ 7,546	$ 7,571	$ 7,912	$ 1,889	$ 17,399	$ 24,918	$ 76,839
Average assets	8,569,002	8,505,346	8,462,442	8,468,317	8,518,019	8,501,564	8,307,137
Average equity	669,819	675,041	672,835	683,058	676,165	675,151	672,742
Core return on average assets[2]	0.35 %	0.36 %	0.37 %	0.09 %	0.82 %	0.29 %	0.92 %
Core return on average equity[2]	4.51 %	4.49 %	4.70 %	1.11 %	10.29 %	3.69 %	11.42 %

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

30

Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue - Quarters

(Dollars in thousands)	For the three months ended December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	For the year ended December 31, 2023	December 31, 2022
GAAP Net interest income	$ 46,085	$ 44,427	$ 43,378	$ 45,262	$ 54,201	$ 179,152	$ 243,616
Net (gain) loss from fair value adjustments on qualifying hedges	872	(1,348)	205	(100)	(936)	(371)	(775)
Net amortization of purchase accounting adjustments	(461)	(347)	(340)	(306)	(342)	(1,454)	(2,542)
Core Net interest income	$ 46,496	$ 42,732	$ 43,243	$ 44,856	$ 52,923	$ 177,327	$ 240,299
GAAP Noninterest income (loss)	$ 7,402	$ 3,309	$ 5,020	$ 6,857	$ (7,652)	$ 22,588	$ 10,009
Net (gain) loss from fair value adjustments	(906)	1,246	(294)	(2,619)	622	(2,573)	(5,728)
Net loss on sale of securities	—	—	—	—	10,948	—	10,948
Life insurance proceeds	(697)	(23)	(561)	—	(286)	(1,281)	(1,822)
Net gain on sale of assets	—	—	—	—	(104)	—	(104)
Core Noninterest income	$ 5,799	$ 4,532	$ 4,165	$ 4,238	$ 3,528	$ 18,734	$ 13,303
GAAP Noninterest expense	$ 40,735	$ 36,388	$ 35,110	$ 39,156	$ 33,742	$ 151,389	$ 143,692
Net amortization of purchase accounting adjustments	(106)	(110)	(113)	(118)	(123)	(447)	(512)
Miscellaneous expense	(526)	—	—	—	—	(526)	—
Core Noninterest expense	$ 40,103	$ 36,278	$ 34,997	$ 39,038	$ 33,619	$ 150,416	$ 143,180
Net interest income	$ 46,085	$ 44,427	$ 43,378	$ 45,262	$ 54,201	$ 179,152	$ 243,616
Noninterest income (loss)	7,402	3,309	5,020	6,857	(7,652)	22,588	10,009
Noninterest expense	(40,735)	(36,388)	(35,110)	(39,156)	(33,742)	(151,389)	(143,692)
Pre-provision pre-tax net revenue	$ 12,752	$ 11,348	$ 13,288	$ 12,963	$ 12,807	$ 50,351	$ 109,933
Core:							
Net interest income	$ 46,496	$ 42,732	$ 43,243	$ 44,856	$ 52,923	$ 177,327	$ 240,299
Noninterest income	5,799	4,532	4,165	4,238	3,528	18,734	13,303
Noninterest expense	(40,103)	(36,278)	(34,997)	(39,038)	(33,619)	(150,416)	(143,180)
Pre-provision pre-tax net revenue	$ 12,192	$ 10,986	$ 12,411	$ 10,056	$ 22,832	$ 45,645	$ 110,422
Efficiency Ratio	76.7 %	76.8 %	73.8 %	79.5 %	59.6 %	76.7 %	56.5 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

31

Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

(Dollars in thousands)	For the three months ended December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	For the year ended December 31, 2023	December 31, 2022
GAAP net interest income	$ 46,085	$ 44,427	$ 43,378	$ 45,262	$ 54,201	$ 179,152	$ 243,616
Net (gain) loss from fair value adjustments on qualifying hedges	872	(1,348)	205	(100)	(936)	(371)	(775)
Net amortization of purchase accounting adjustments	(461)	(347)	(340)	(306)	(342)	(1,454)	(2,542)
Tax equivalent adjustment	101	102	101	100	102	404	461
Core net interest income FTE	$ 46,597	$ 42,834	$ 43,344	$ 44,956	$ 53,025	$ 177,731	$ 240,760
Total average interest-earning assets [1]	$ 8,080,550	$ 8,027,201	$ 7,996,067	$ 8,006,970	$ 8,050,601	$ 8,027,898	$ 7,841,407
Core net interest margin FTE	2.31 %	2.13 %	2.17 %	2.25 %	2.63 %	2.21 %	3.07 %
GAAP interest income on total loans, net	$ 95,616	$ 91,466	$ 85,377	$ 82,889	$ 81,033	$ 355,348	$ 293,287
Net (gain) loss from fair value adjustments on qualifying hedges - loans	978	(1,379)	157	(101)	(936)	(345)	(775)
Net amortization of purchase accounting adjustments	(484)	(358)	(345)	(316)	(372)	(1,503)	(2,628)
Core interest income on total loans, net	$ 96,110	$ 89,729	$ 85,189	$ 82,472	$ 79,725	$ 353,500	$ 289,884
Average total loans, net [1]	$ 6,872,115	$ 6,817,642	$ 6,834,644	$ 6,876,495	$ 6,886,900	$ 6,850,124	$ 6,748,165
Core yield on total loans	5.59 %	5.26 %	4.99 %	4.80 %	4.63 %	5.16 %	4.30 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for all periods presented

32

33 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 669,837 $ 666,521 $ 670,247 $ 672,345 $ 677,157 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,537) (1,651) (1,769) (1,891) (2,017) Tangible Stockholders' Common Equity $ 650,664 $ 647,234 $ 650,842 $ 652,818 $ 657,504 Total Assets $ 8,537,236 $ 8,579,375 $ 8,474,852 $ 8,479,734 $ 8,422,946 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,537) (1,651) (1,769) (1,891) (2,017) Tangible Assets $ 8,518,063 $ 8,560,088 $ 8,455,447 $ 8,460,207 $ 8,403,293 Tangible Stockholders' Common Equity to Tangible Assets 7.64% 7.56% 7.70% 7.72% 7.82% 2023 September 30, 2023 December 31, 2022 March 31, December 31, 2023 June 30, 2023

Reconciliation of GAAP Earnings and Core Earnings - Years

(Dollars In thousands, except per share data)	Years Ended December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP income (loss) before income taxes	$ 39,833	$ 104,852	$ 109,278	$ 45,182	$ 53,331	$ 65,485
Day 1, Provision for Credit Losses - Empire transaction	—	—	—	1,818	—	—
Net (gain) loss from fair value adjustments	(2,573)	(5,728)	12,995	2,142	5,353	4,122
Net (gain) loss on sale of securities	—	10,948	(113)	701	15	1,920
Life insurance proceeds	(1,281)	(1,822)	—	(659)	(462)	(2,998)
Net gain on sale or disposition of assets	—	(104)	(621)	—	(770)	(1,141)
Net (gain) loss from fair value adjustments on qualifying hedges	(371)	(775)	(2,079)	1,185	1,678	—
Accelerated employee benefits upon Officer's death	—	—	—	—	455	149
Prepayment penalty on borrowings	—	—	—	7,834	—	—
Net amortization of purchase accounting adjustments	(1,007)	(2,030)	(2,489)	80	—	—
Miscellaneous/Merger expense	526	—	2,562	6,894	1,590	—
Core income before taxes	35,127	105,341	119,533	65,177	61,190	67,537
Provision for core income taxes	10,209	28,502	30,769	15,428	13,957	11,960
Core net income	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233	$ 55,577
GAAP diluted earnings (loss) per common share	$ 0.96	$ 2.50	$ 2.59	$ 1.18	$ 1.44	$ 1.92
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	—	0.05	—	—
Net (gain) loss from fair value adjustments, net of tax	(0.06)	(0.14)	0.31	0.06	0.14	0.10
Net (gain) loss on sale of securities, net of tax	—	0.26	—	0.02	—	0.05
Life insurance proceeds	(0.04)	(0.06)	—	(0.02)	(0.02)	(0.10)
Net gain on sale or disposition of assets, net of tax	—	—	(0.01)	—	(0.02)	(0.03)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.01)	(0.02)	(0.05)	0.03	0.05	—
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	0.01	—
Prepayment penalty on borrowings, net of tax	—	—	—	0.20	—	—
Net amortization of purchase accounting adjustments, net of tax	(0.02)	(0.05)	(0.06)	—	—	—
Miscellaneous/Merger expense, net of tax	0.01	—	0.06	0.18	0.04	—
NYS tax change	—	—	(0.02)	—	—	—
Core diluted earnings per common share[1]	$ 0.83	$ 2.49	$ 2.81	$ 1.70	$ 1.65	$ 1.94
Core net income, as calculated above	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233	$ 55,577
Average assets	8,501,564	8,307,137	8,143,372	7,276,022	6,947,881	6,504,598
Average equity	675,151	672,742	648,946	580,067	561,289	534,735
Core return on average assets[2]	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %	0.85 %
Core return on average equity[2]	3.69 %	11.42 %	13.68 %	8.58 %	8.42 %	10.39 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

34

Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

(Dollars In thousands)	Years Ended December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP Net interest income	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406
Net (gain) loss from fair value adjustments on qualifying hedges	(371)	(775)	(2,079)	1,185	1,678	—
Net amortization of purchase accounting adjustments	(1,454)	(2,542)	(3,049)	(11)	—	—
Core Net interest income	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618	$ 167,406
GAAP Noninterest income	$ 22,588	$ 10,009	$ 3,687	$ 11,043	$ 9,471	$ 10,337
adjustments	(2,573)	(5,728)	12,995	2,142	5,353	4,122
Net (gain) loss on sale of securities	—	10,948	(113)	701	15	1,920
Life insurance proceeds	(1,281)	(1,822)	—	(659)	(462)	(2,998)
Net gain on disposition of assets	—	(104)	(621)	—	(770)	(1,141)
Core Noninterest income	$ 18,734	$ 13,303	$ 15,948	$ 13,227	$ 13,607	$ 12,240
GAAP Noninterest expense	$ 151,389	$ 143,692	$ 147,322	$ 137,931	$ 115,269	$ 111,683
Prepayment penalty on borrowings	—	—	—	(7,834)	—	—
Accelerated employee benefits upon Officer's death	—	—	—	—	(455)	(149)
Net amortization of purchase accounting adjustments	(447)	(512)	(560)	(91)	—	—
Miscellaneous/Merger expense	(526)	—	(2,562)	(6,894)	(1,590)	—
Core Noninterest expense	$ 150,416	$ 143,180	$ 144,200	$ 123,112	$ 113,224	$ 111,534
GAAP:						
Net interest income	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406
Noninterest income	22,588	10,009	3,687	11,043	9,471	10,337
Noninterest expense	(151,389)	(143,692)	(147,322)	(137,931)	(115,269)	(111,683)
Pre-provision pre-tax net revenue	$ 50,351	$ 109,933	$ 104,334	$ 68,311	$ 56,142	$ 66,060
Core:						
Net interest income	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618	$ 167,406
Noninterest income	18,734	13,303	15,948	13,227	13,607	12,240
Noninterest expense	(150,416)	(143,180)	(144,200)	(123,112)	(113,224)	(111,534)
Pre-provision pre-tax net revenue	$ 45,645	$ 110,422	$ 114,589	$ 86,488	$ 64,001	$ 68,112
Efficiency Ratio	76.7 %	56.5 %	55.7 %	58.7 %	63.9 %	62.1 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

35

Reconciliation of GAAP and Core Net Interest Income and NIM - Years

(Dollars In thousands)	Years Ended December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP net interest income	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406
Net (gain) loss from fair value adjustments on qualifying hedges	(371)	(775)	(2,079)	1,185	1,678	—
Net amortization of purchase accounting adjustments	(1,454)	(2,542)	(3,049)	(11)	—	—
Tax equivalent adjustment	404	461	450	508	542	895
Core net interest income FTE	$ 177,731	$ 240,760	$ 243,291	$ 196,881	$ 164,160	$ 168,301
Total average interest-earning assets (1)	$ 8,027,898	$ 7,841,407	$ 7,681,441	$ 6,863,219	$ 6,582,473	$ 6,194,248
Core net interest margin FTE	2.21 %	3.07 %	3.17 %	2.87 %	2.49 %	2.72 %
GAAP interest income on total loans, net	$ 355,348	$ 293,287	$ 274,331	$ 248,153	$ 251,744	$ 232,719
Net (gain) loss from fair value adjustments on qualifying hedges	(345)	(775)	(2,079)	1,185	1,678	—
Net amortization of purchase accounting adjustments	(1,503)	(2,628)	(3,013)	(356)	—	—
Core interest income on total loans, net	$ 353,500	$ 289,884	$ 269,239	$ 248,982	$ 253,422	$ 232,719
Average total loans, net (1)	$ 6,850,124	$ 6,748,165	$ 6,653,980	$ 6,006,931	$ 5,621,033	$ 5,316,968
Core yield on total loans	5.16 %	4.30 %	4.05 %	4.14 %	4.51 %	4.38 %

[1] Excludes purchase accounting average balances for the years ended 2023, 2022, 2021, and 2020

FFIC FLUSHING Financial Corporation

36

37 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 669,837 $ 677,157 $ 679,628 $ 618,997 $ 579,672 $ 549,464 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (1,537) (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — — 328 287 292 290 Tangible Stockholders' Common Equity $ 650,664 $ 657,504 $ 659,758 $ 598,476 $ 563,837 $ 533,627 Total Assets $ 8,537,236 $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 $ 6,834,176 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (1,537) (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — — 328 287 292 290 Tangible Assets $ 8,518,063 $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 $ 6,818,339 Tangible Stockholders' Common Equity to Tangible Assets 7.64% 7.82% 8.22% 7.52% 8.05% 7.83% 2021 2020 2019 2018 December 31, December 31, December 31, December 31, December 31, 2023 December 31, 2022

38 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961-5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820-1146 Email: asavastano@flushingbank.com